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                                                                    EXHIBIT 10.2

               AMENDMENT TO CONTENT PROVIDER AGREEMENT AND LICENSE

      This Amendment (the "Amendment") to Content Provider Agreement and License dated as of April 23, 1999 (the "Agreement") between Change Your Life.com, LLC ("CYL"), Anthony J. Robbins ("Robbins") and Robbins Research International Inc. ("RRI") is entered into as of July 10, 2001 (the "Effective Date") by and among Robbins, RRI and Dreamlife, Inc., a Delaware corporation (the "Company") with reference to the following:

A. Pursuant to that certain Contribution and Exchange Agreement dated as of May 20, 1999 among the Company (f/k/a GHS, Inc.), CYL, Robbins and RRI, the members of CYL contributed their membership units in CYL to Dreamlife and, effectively, Dreamlife, through CYL, assumed the responsibility for the obligations of CYL pursuant to the Agreement.

B. The Company has decided to change its business focus, and, except as set forth herein, no longer requires any of the property or rights granted to or developed by the Company pursuant to the Agreement. In view of the costs of performing the obligations on the part of the Company to be performed under the Agreement, the Company has concluded that it would be in the best interests of the stockholders of the Company to transfer back to the Robbins Group all of such property and rights.

C. The Robbins Group is desirous of receiving such property and rights and is willing to release the Company from any further obligation under the Agreement.

D. Terms not defined herein but defined in the Agreement shall have the same meaning herein as ascribed to them in the Agreement.

E.    The parties hereto agree to amend the Agreement as follows:

      1. RETURN OF THE ROBBINS PROPERTY. The Company on behalf of itself and any other entity controlled by the Company, including CYL (the "Dreamlife Group"), hereby assigns and transfers to the Robbins Group all right, title and interest whatsoever that the Dreamlife Group has in all property and rights granted to CYL pursuant to the Agreement and any property or rights derived therefrom developed by the Dreamlife Group (the "Robbins Property"). The Robbins Property shall include, without limitation, any Content granted or delivered to CYL pursuant to the Agreement or developed by the Dreamlife Group pursuant thereto, the Robbins Group/Change Your Life Content, the Robbins Group/Change Your Life Site and any Intellectual Property Rights pertaining to the foregoing. In connection with such assignment and transfer, except as set forth herein, Dreamlife hereby waives any and all right to use in any matter any of the Robbins Property now existing or hereafter developed whether on the Internet or otherwise. The parties acknowledge that effective as of February 1, 2001, the Robbins Group assumed responsibility for the Robbins Group/ChangeYourLife



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            Site, and nothing herein shall effect the continuing right of the
            Robbins Group with respect thereto.

      2. RELEASE OF OBLIGATIONS. In recognition of the assignment and transfer to the Robbins Group of the Robbins Property, the parties acknowledge and agree that, except as expressly set forth herein, Articles 2, 3, 4, 6, 7, 8 and Sections 12.2 and 12.3 of the Robbins Group Agreement are hereby extinguished and are of no force and effect.

      3. USE OF CONTENT. Notwithstanding anything herein to the contrary, during the term of the Agreement, the Company shall have the exclusive right and license to use any Content relating to the Robbins Property (the Licensed Content") now or existing or developed in the future for the limited purpose of training over the Internet employees or consultants of any entity engaged principally in the direct selling of products or services with respect to which the Company directly or indirectly owns an equity interest of more than 50%. Prior to the use of any Licensed Content, the Company shall provide to the Robbins Group sufficient information as to the use thereof and the proposed graphics, design, organization, presentation and layout and all other elements of the look, feel and functionality, all of which shall be subject to the approval of Robbins Group, not to be unreasonably withheld. Any use of the Licensed Content shall be pursuant to the terms of a separate license agreement containing terms customary for licenses of this type and consistent with the provisions set forth herein. Such license agreement will contain provisions as to the maintenance of the confidentiality of the Licensed Content and prohibitions on any change in the Licensed Content. The use of the Licensed Content shall be royalty free, but the Company shall reimburse the Robbins Group for any out-of-pocket costs incurred by the Robbins Group in connection with the license or use of the Licensed Content pursuant hereto. Additionally, the Company shall have the right to use the Licensed Content in connection with the training over the Internet of employees and consultants of entities engaged in the direct selling business which are not so owned by the Company, provided, however, that the parties reach an agreement as to the terms of such use, including the term thereof and the compensation payable to the Robbins Group, which terms shall be within the sole discretion of the Robbins Group. Notwithstanding anything herein to the contrary, the Robbins Group shall be entitled to use the Licensed Content for training over the Internet of employees and consultants of companies in which the Robbins Group owns at least 20% of the equity or equity with a fair market value of at least $250,000 whichever is lower, provided that such equity was not purchased with a view towards circumventing the terms of this Amendment.


      4. APPEARANCES. During the term hereof, upon reasonable notice to Robbins, in any twelve month period, Robbins shall make up to two
            (2) appearances at sales meetings/conventions for employees/consultants of the Dreamlife Group. Such appearances shall be subject to the availability of Robbins and reimbursement of costs and expenses incurred by Robbins in attending such meeting/conventions, it being understood that any transportation shall be consistent with Robbins' mode


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            of usual transportation to business functions. Notwithstanding the foregoing, Robbins shall have no obligation to make appearances subsequent to the date that Robbins is no longer Vice Chairman of the Board of the Company because of his removal without cause or failure of the Company's board of directors or shareholders to elect him to such position.

      5. FURTHER ASSURANCES. The Company shall take all further steps and execute such further documents as reasonably requested by the Robbins Group to vest in Robbins Group all rights in and to Robbins Property, including, without limitation, any assignment of URL's or copyrights.

      6. MONEYS OWING. The parties hereto acknowledge that as of the date hereof, no amounts are owing to any party hereto by any other party under the Agreement or otherwise.

      7. TERM. The term of the Agreement is hereby modified such that the executory obligations of Robbins Group hereunder pursuant to Sections 3 shall extend for a period of six (6) years from the Effective Date and pursuant to Section 4 for a period of three (3) years from the Effective Date.

      IN WITNESS HEREOF, the parties have executed this agreement as of the date and year first above written.


DREAMLIFE, INC.


By:  /s/ Peter A. Lund
     --------------------------------

Its: Chief Executive Officer
     --------------------------------



     /s/ Anthony J. Robbins
     --------------------------------
         ANTHONY J. ROBBINS



ROBBINS RESEARCH INTERNATIONAL, INC.


By:  /s/ Anthony J. Robbins
     --------------------------------

Its:
     --------------------------------



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